EXHIBIT 16.1
THE BLACKWING GROUP, LLC
18921G E VALLEY VIEW PARKWAY #325
INDEPENDENCE, MO 64055
816-813-0098

November 10, 2010

Securities and Exchange Commission
100 F. Street, N.E.
Washington, DC 20549

RE: OxySure Systems, Inc.

We have read the statements that we understand OxySure Systems, Inc. (“OxySure”) will include under Item 11(i) of the Form S-1/A filing with the Securities and Exchange Commission.

On or about January 4, 2010, we were dismissed as OxySure’s independent auditor because the PCAOB revoked our registration on December 22, 2009 because of violations of Section 10(b) of the Exchange Act and Rule 10b-5 thereunder in auditing the financial statements of two issuer clients from 2006 to 2008, violations of PCAOB rules and auditing standards, noncooperation with a Board inspection, and noncooperation with a Board investigation.

OxySure engaged us on December 8, 2008.  We issued a report on OxySure’s financial statements for the fiscal year ended December 31, 2008 only.  We did not provide a report for the fiscal year ending December 31, 2009, because OxySure terminated our relationship prior to the completion of the 2009 financial statements.  Our report on OxySure’s financial statements for the fiscal year ended December 31, 2008 did not contain any adverse opinions or a disclaimer of opinions, nor were the reports qualified or modified as to uncertainty, audit scope, or accounting principles.  During OxySure’s two most recent fiscal years and any subsequent interim period preceding our dismissal, we did not have any disagreements with OxySure on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to our satisfaction would have caused us to make reference to the matter in our reports.

OxySure provided us with a copy of the disclosure required under Item 11(i) of the Form S-1 and requested us to furnish OxySure with a letter addressed to the Securities and Exchange Commission stating whether we agree with the statements made by us in this report, and, if not, stating the respects in which we do not agree.

We agree with all such statements made regarding our firm under Item 11(i) of the Form S-1/A which will be filed with the Securities and Exchange Commission.

Regards,

/s/Sara Jenkins
The Blackwing Group, LLC
Certified Public Accountants